                                                                Exhibit 2

                             AGREEMENT AND PLAN OF
                         ACQUISITION AND REORGANIZATION
                            (ACQUISITION AGREEMENT)

                                  BY AND AMONG

                          AMERICAN PREMIER GROUP, INC.
                      AMERICAN PREMIER UNDERWRITERS, INC.,
                          AMERICAN PREMIER SUB, INC.,
                         AMERICAN FINANCIAL CORPORATION

                                      AND

                                 AFC SUB, INC.

                          DATED AS OF DECEMBER 9, 1994

                                                           ACQUISITION AGREEMENT

                             INDEX OF DEFINED TERMS

                                       TERM                                           SECTION
- ----------------------------------------------------------------------------------   ---------
AFC...............................................................................   Recitals
AFC Affiliate.....................................................................   4.1
AFC Common Stock..................................................................   1.4(b)
AFC Merger........................................................................   Recitals
AFC Personnel.....................................................................   3.13(a)
AFC Preferred Stock...............................................................   3.2
AFC Proxy Statement...............................................................   2.5
AFC Related Person................................................................   3.15(g)
AFC Stock Options.................................................................   2.1(a)
AFC's Common Shareholders.........................................................   2.3
AFEI..............................................................................   4.1
Affiliate SEC Filings.............................................................   4.3
Annual Statements.................................................................   3.6
APZ...............................................................................   Recitals
APZ Common Stock..................................................................   1.4(a)
APZ Disclosure Schedule...........................................................   5.2(a)
APZ Merger........................................................................   Recitals
APZ Preferred Stock...............................................................   5.2(a)
APZ SEC Filings...................................................................   5.5
APZ Stock Option..................................................................   2.1(b)
APZ Sub...........................................................................   Recitals
APZ Subsidiaries..................................................................   5.1(a)
APZ's Public Shareholders.........................................................   5.3
Balance Sheets....................................................................   3.10
Benefit Plan......................................................................   3.13(a)
Certificates......................................................................   1.5(b)
Closing...........................................................................   9.2
Code..............................................................................   Recitals
Condition.........................................................................   3.1
Disclosure Schedule...............................................................   3.1
Effective Time....................................................................   1.2
Environmental Claim...............................................................   3.21(b)
Environmental Laws................................................................   3.21(c)
ERISA.............................................................................   3.13(a)
ESORP.............................................................................   3.13(a)
Exchange Act......................................................................   3.4
FCC...............................................................................   2.8
Financial Statements..............................................................   3.5
GAAP..............................................................................   3.5

                                                           ACQUISITION AGREEMENT

                                       TERM                                           SECTION
- ----------------------------------------------------------------------------------   ---------
Group.............................................................................   3.10
HSR Act...........................................................................   2.8
Insurance Subsidiary..............................................................   3.6
Joint Proxy/Registration Statement................................................   2.5
Liens.............................................................................   3.14
Materials of Environmental Concern................................................   3.21(d)
Mergers...........................................................................   Recitals
NYSE..............................................................................   2.4
New American Premier..............................................................   Recitals
New American Premier Common Stock.................................................   1.4(a)
New American Premier Entities.....................................................   Recitals
New American Premier Preferred Stock..............................................   5.2(b)
New American Premier Stock........................................................   1.5(a)
OGCL..............................................................................   1.1(b)
PBCL..............................................................................   1.1(a)
Permitted Liens...................................................................   3.14
Proposal..........................................................................   2.3
Proxy Statement...................................................................   2.5
Put...............................................................................   2.1(a)
Registration Statement............................................................   2.5
Returns...........................................................................   3.10
SAP...............................................................................   3.6
SAP Statements....................................................................   3.6
SEC...............................................................................   2.5
SEC Filings.......................................................................   3.5
Securities Act....................................................................   2.5
Shareholders Agreement............................................................   2.3
Special Committee.................................................................   5.3
subsidiary........................................................................   9.9
Taxes.............................................................................   3.10
Welfare Plan......................................................................   3.13(a)

                                                           ACQUISITION AGREEMENT

              AGREEMENT AND PLAN OF ACQUISITION AND REORGANIZATION

     AGREEMENT AND PLAN OF ACQUISITION AND REORGANIZATION dated as of December 9, 1994 (this "Agreement") by and among American Premier Group, Inc., an Ohio corporation ("New American Premier"), American Premier Underwriters, Inc., a Pennsylvania corporation ("APZ"), American Premier Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of New American Premier ("APZ Sub"), American Financial Corporation, an Ohio corporation ("AFC"), and AFC Sub, Inc., an Ohio corporation and a wholly owned subsidiary of New American Premier ("AFC Sub") (New American Premier, APZ Sub and AFC Sub being hereinafter sometimes collectively referred to as the "New American Premier Entities").

     WHEREAS, the respective Boards of Directors of APZ, AFC, New American Premier, APZ Sub and AFC Sub deem it advisable and in the best interests of their respective shareholders to effect the merger of APZ Sub with and into APZ (the "APZ Merger") and AFC Sub with and into AFC (the "AFC Merger") (the APZ Merger and the AFC Merger being hereinafter sometimes collectively referred to as the "Mergers"), all pursuant to the terms set forth in this Agreement.

     WHEREAS, for federal income tax purposes, it is intended that the APZ Merger and the AFC Merger, taken together with the APZ Merger, will be treated as tax free exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the parties hereto and their respective shareholders will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers.

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     SECTION 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement:

          (a) The APZ Merger. At the Effective Time (as defined in Section 1.2 hereof) APZ Sub shall be merged with and into APZ in accordance with the laws of the Commonwealth of Pennsylvania. APZ shall be the surviving corporation of the APZ Merger and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. As a result of the APZ Merger, APZ shall become a subsidiary of New American Premier. From and after the Effective Time, all property of the constituent corporations of the APZ Merger shall be deemed transferred to APZ, and APZ shall be responsible for all the liabilities of each such constituent corporation, all as set forth in Section 1929 of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the "PBCL").

          (b) The AFC Merger. At the Effective Time, AFC Sub shall be merged with and into AFC in accordance with the laws of the State of Ohio. AFC shall be the surviving corporation of the AFC Merger and shall continue its corporate existence under the laws of the State of Ohio. As a result of the AFC Merger, AFC shall become a subsidiary of New American Premier. From and after the Effective Time, AFC shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, powers, franchises and authority, of a public as well as of a private nature, and all obligations belonging to or due to each of the constituent corporations of the AFC Merger, all as set forth in Section 1701.82 of the Ohio General Corporation Law (the "OGCL").

     SECTION 1.2 EFFECTIVE TIME OF THE MERGERS. On the date of the Closing (as defined in Section 9.2), (a) with respect to the APZ Merger, Articles of Merger complying with the requirements of the PBCL shall be executed and filed with the Secretary of State of the Commonwealth of

                                                           ACQUISITION AGREEMENT

Pennsylvania, and (b) with respect to the AFC Merger, a Certificate of Merger complying with the requirements of the OGCL shall be executed and filed with the office of the Secretary of State of the State of Ohio. The Mergers shall become effective at the time specified in the Articles of Merger filed with respect to the APZ Merger (the "Effective Time"). The effective time specified in the Certificate of Merger to be filed with respect to the AFC Merger shall be the same effective time specified in the Articles of Merger with respect to the APZ Merger. Each of the Mergers shall be deemed to occur simultaneously and shall not be effective unless the other shall occur.

     SECTION 1.3 CHARTER DOCUMENTS OF THE SURVIVING CORPORATIONS.

     (a) Charter Documents of APZ. The Articles of Incorporation of APZ, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of APZ as the surviving corporation. The By-laws of APZ, as in effect immediately prior to the Effective Time, shall be the By-laws of APZ, as the surviving corporation, until thereafter changed or amended as provided therein or by law.

     (b) Charter Documents of AFC. The Articles of Incorporation of AFC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of AFC as the surviving corporation. The Code of Regulations of AFC, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of AFC, as the surviving corporation, until thereafter changed or amended as provided therein or by law.

     SECTION 1.4 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the APZ Merger and without any action on the part of the holder thereof:

          (i) Conversion of APZ Common Stock. Each issued and outstanding share of Common Stock, par value $1.00, of APZ ("APZ Common Stock") shall be converted into validly issued, fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of New American Premier ("New American Premier Common Stock") at a rate equal to one share of New American Premier Common Stock for each share of APZ Common Stock;

          (ii) Conversion of APZ Preferred Stock. Each issued and outstanding share of APZ Preferred Stock (as defined in Section 5.2 hereof) shall be converted into one validly issued, fully paid and nonassessable share of New American Premier Preferred Stock (as defined in Section 5.2 hereof) of a class and series having terms identical in all material respects to the applicable class and series of APZ Preferred Stock so converted; and

          (iii) Conversion of APZ Sub Common Stock. The aggregate of all shares of capital stock of APZ Sub issued and outstanding immediately prior to the Effective Time shall be converted into 47,000,000 shares of APZ Common Stock (as the surviving corporation of the APZ Merger).

     (b) At the Effective Time, by virtue of the AFC Merger and without any action on the part of the holder thereof:

          (i) Conversion of AFC Common Stock. Each issued and outstanding share of Common Stock, without par value, of AFC ("AFC Common Stock") shall be converted into the right to receive validly issued, fully paid and nonassessable shares of New American Premier Common Stock at a rate equal to 1.45 shares of New American Premier Common Stock for each share of AFC Common Stock;

          (ii) No Effect on AFC Preferred Stock. Each issued and outstanding share of AFC Preferred Stock (as defined in Section 3.2 hereof) shall remain issued and outstanding after the Effective Time and the AFC Merger shall have no effect on any shares of AFC Preferred Stock; and

          (iii) Conversion of AFC Sub Common Stock. The aggregate of all shares of capital stock of AFC Sub issued and outstanding immediately prior to the Effective Time shall be converted

                                                           ACQUISITION AGREEMENT
     into 53,000,000 validly issued, fully paid and nonassessable shares of AFC Common Stock (as the surviving corporation of the AFC Merger).

     SECTION 1.5 CONVERSION OF CERTIFICATES; ISSUANCE OF NEW CERTIFICATES.

     (a) Conversion of APZ Stock Certificates. At the Effective Time, each certificate which immediately prior to the Effective Time evidenced outstanding shares of APZ Common Stock or APZ Preferred Stock shall, by virtue of the APZ Merger and without further act or deed, be deemed to evidence an identical number of shares of New American Premier Common Stock or New American Premier Preferred Stock, as the case may be (New American Premier Common Stock and New American Premier Preferred Stock being hereinafter sometimes collectively referred to as the "New American Premier Stock"). As certificates formerly evidencing shares of APZ Common Stock or APZ Preferred Stock are, over time, surrendered to New American Premier to effect transfers thereof, New American Premier shall cancel such certificates and issue new certificates of New American Premier Stock in place thereof. Notwithstanding the foregoing provisions of this paragraph (a), if prior to the Effective Time New American Premier determines that it is necessary or desirable that the certificates evidencing shares of APZ Common Stock and APZ Preferred Stock be surrendered in exchange for new certificates evidencing shares of New American Premier Stock, then the parties hereto shall amend this Agreement to provide for a suitable mechanism for effecting such exchange.

     (b) Surrender of AFC Common Stock. Promptly after the Effective Time, AFC shall request each registered holder of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of AFC Common Stock (the "Certificates") to surrender such Certificates to New American Premier for exchange. Upon such surrender, New American Premier shall issue to the holder of such Certificates the number of whole shares of New American Premier Stock which such holder is entitled to receive pursuant to Section 1.4 hereof and the Certificates so surrendered shall be cancelled. Until so surrendered, such Certificates shall represent solely the right to receive the applicable number of shares of New American Premier Stock with respect to the number of shares of AFC Common Stock evidenced thereby. No dividends or other distributions declared or made after the Effective Time with respect to shares of New American Premier Stock with a record date after the Effective Time shall be paid to the holder of an unsurrendered Certificate with respect to the shares of New American Premier Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.5(c) hereof until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the registered holder of the certificates representing whole shares of New American Premier Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of New American Premier Stock to which such holder is entitled pursuant to Section 1.5(c) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of New American Premier Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of New American Premier Stock, as the case may be. If any cash or certificate evidencing shares of New American Premier Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to New American Premier any transfer or other taxes required by reason of the issuance of certificates for such shares of New American Premier Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of New American Premier that such tax has been paid or is not applicable.

                                                           ACQUISITION AGREEMENT

     (c) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of New American Premier Stock shall be issued upon the surrender for exchange of Certificates. Any holder of AFC Common Stock who would otherwise have been entitled to a fractional share of New American Premier Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales prices, regular way, per share of APZ Common Stock on the New York Stock Exchange Composite Tape on the ten consecutive trading days ending with the last trading day on which APZ Common Stock was traded on the New York Stock Exchange, without any interest thereon. Any such holder shall not be entitled to vote or to any other rights of a holder of New American Premier Stock in respect of such fractional share.

     SECTION 1.6 NO FURTHER TRANSFERS. From and after the Effective Time, there shall be no transfers on the stock transfer books of APZ and AFC of any shares of APZ Common Stock, APZ Preferred Stock or AFC Common Stock, as the case may be, that are to be converted into New American Premier Stock pursuant to the terms of Section 1.4 hereof. If, after the Effective Time, certificates evidencing any such shares are presented to one of the surviving corporations they shall be cancelled and exchanged for the applicable shares of New American Premier Stock as provided herein.

                                   ARTICLE II

                                RELATED MATTERS

     SECTION 2.1 TREATMENT OF AFC'S STOCK OPTIONS/PUT AND APZ'S STOCK OPTIONS.

     (a) Cancellation of AFC's Stock Options and the Put. AFC shall take all actions necessary to cause that certain agreement dated April 15, 1983 with certain members of the Lindner family to be amended to provide that (i) the outstanding options (the "AFC Stock Options") relating to the right to purchase 762,500 shares of AFC Common Stock shall become fully vested and immediately exercised for the then applicable exercise price and, if such AFC Stock Options are not so exercised with the exercise price fully paid in cash by the Effective Time, such AFC Stock Options shall be deemed cancelled and (ii) the right to put shares of AFC Common Stock to AFC (the "Put"), as more particularly described in such agreement, shall be terminated as of immediately prior to the Effective Time.

     (b) Amendment of APZ Stock Option Plan. Effective as of the Effective Time, APZ shall amend the "APZ Stock Option Plan" to provide that each outstanding option to purchase shares of APZ Common Stock (each, an "APZ Stock Option" and, collectively, the "APZ Stock Options"), shall constitute an option to acquire shares of New American Premier Common Stock, at the same exercise price and on the same terms and other conditions as were applicable to such APZ Stock Option. At the Effective Time, New American Premier shall assume each stock option agreement relating to the APZ Stock Option Plan. To the extent necessary, the respective Compensation Committees of the Boards of Directors of APZ and New American Premier will take all action necessary or advisable to provide for the foregoing.

     SECTION 2.2 TREATMENT OF AFC'S BOOK VALUE INCENTIVE PLAN. Effective as of the Effective Time, AFC shall take all action to provide for the termination of its Book Value Incentive Plan and the extinguishment of all rights thereunder for a net payment in cash by AFC to each grantee, such payments in the aggregate not to exceed $49,600,000.

     SECTION 2.3 AFC SHAREHOLDER APPROVAL. AFC shall take all action necessary in accordance with applicable law, the respective rules of The Cincinnati Stock Exchange and The Pacific Stock Exchange, Incorporated, and its Articles of Incorporation and Code of Regulations to convene a meeting of its shareholders as promptly as practicable to consider and vote upon a proposal to approve and adopt this Agreement (the "Proposal"). The Board of Directors of AFC will recom-

                                                           ACQUISITION AGREEMENT
mend that its shareholders vote in favor of the Proposal and will use its best efforts to take all other actions reasonably necessary or advisable to secure the vote or consent of AFC's shareholders required to effect the AFC Merger. Simultaneously with the execution and delivery of this Agreement by AFC, AFC shall deliver to APZ an agreement (the "Shareholders Agreement") substantially in the form of Exhibit A attached hereto executed by AFC and all the holders of shares of AFC Common Stock ("AFC's Common Shareholders") whereby AFC's Common Shareholders shall agree, provided this Agreement has not been terminated in accordance with Article VIII hereof, to (i) vote their shares of AFC Common Stock in favor of the Proposal, (ii) amend AFC's Articles of Incorporation in the manner contemplated by Section 6.8 hereof, (iii) treat the AFC Stock Options and the Put in the manner described in Section 2.1 hereof and (iv) exchange, prior to the Closing, under the circumstances and subject to the terms and conditions stated therein, shares of AFC Common Stock for shares of AFC Preferred Stock.

     SECTION 2.4 APZ SHAREHOLDER APPROVAL. APZ shall take all action necessary in accordance with applicable law, the rules of the New York Stock Exchange (the "NYSE"), and its Articles of Incorporation and By-laws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the Proposal. Subject to its fiduciary duties under applicable law and the receipt of a favorable recommendation from the Special Committee (as defined in Section
5.3 hereof), the Board of Directors of APZ will recommend that its shareholders vote in favor of the Proposal and will use its best efforts to solicit proxies from the shareholders of APZ in favor of the Proposal and to take all other actions reasonably necessary or advisable to secure the vote or consent of APZ's shareholders required to effect the APZ Merger. Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, at the meeting of APZ's shareholders, AFC covenants that all shares of APZ Common Stock then owned, directly or indirectly, by AFC and its subsidiaries (except for shares held by AFEI (as defined in Section 4.1 hereof)) will be voted in favor of the Proposal.

     SECTION 2.5 JOINT PROXY/REGISTRATION STATEMENT. The parties shall, as promptly as practicable, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement") and proxy and information statement (the "Proxy Statement") (the Proxy Statement and the Registration Statement being, collectively, the "Joint Proxy/Registration Statement") in connection with (a) the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the New American Premier Stock issuable in connection with the Mergers and (b) the meetings of the respective shareholders of AFC and APZ described in Sections 2.3 and 2.4 hereof. Each of APZ and AFC shall use its best efforts to have or cause the Joint Proxy/Registration Statement declared effective and cleared as promptly as practicable, shall take any and all other action required to be taken under federal or state securities laws in connection therewith, and shall use its best efforts to cause the Joint Proxy/Registration Statement to be mailed to its respective shareholders at the earliest practicable date. AFC shall use its best efforts to prepare and deliver to its shareholders, at the earliest practicable date, a notice and proxy statement (the "AFC Proxy Statement") meeting the requirements of Ohio law.

     SECTION 2.6 APPROVAL OF SOLE SHAREHOLDER OF NEW AMERICAN
PREMIER. Simultaneously with the execution and delivery of this Agreement by New American Premier, New American Premier shall deliver to APZ and AFC an agreement signed by the sole shareholder of New American Premier whereby such shareholder agrees, provided this Agreement has not been terminated in accordance with Article VIII hereof, to (a) vote all of his shares of New American Premier Common Stock in favor of this Agreement and the Mergers, (b) cause New American Premier, as the sole shareholder of all of the outstanding shares of common stock of APZ Sub and AFC Sub, to vote all of such shares in favor of this Agreement and the Mergers and (c) cause New American Premier, and APZ Sub, and AFC Sub, as wholly owned subsidiaries of New American Premier, to perform all things necessary, proper or advisable on their part to consummate the transactions contemplated by this Agreement.

                                                           ACQUISITION AGREEMENT

     SECTION 2.7 WAIVER OF DISSENTERS RIGHTS RELATING TO APZ PREFERRED
STOCK. Simultaneously with the execution and delivery of this Agreement by APZ, APZ shall deliver an agreement signed by the sole shareholder of all issued and outstanding APZ Preferred Stock whereby such shareholder agrees to waive all dissenters rights he would be entitled to assert under Subchapter D of Chapter 15 of the PBCL as a result of the APZ Merger and the other transactions contemplated by this Agreement.

     SECTION 2.8 CERTAIN FILINGS. The parties shall (a) as promptly as practicable, make any filings required to be filed with any governmental authority or other regulatory or administrative agency (including, without limitation, the filings under Section 2.5 hereof, any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any filings required by the Federal Communications Commission (the "FCC"), the NYSE, the Department of Insurance of Ohio and any other insurance regulatory agencies) in order to consummate the transactions contemplated by this Agreement, (b) cooperate with one another (i) in promptly determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations; and
(c) deliver to the other parties to this Agreement copies of the publicly available portions of all such filings promptly after they are filed.

     SECTION 2.9 TAX RULING. The parties shall seek a ruling from the Internal Revenue Service to the effect that the APZ Merger, as contemplated by this Agreement, will constitute a reverse acquisition of New American Premier and that, after the Mergers, the APZ federal consolidated tax group which existed prior to the Mergers shall continue to exist with APZ as the common parent for federal income tax purposes.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AFC

     AFC represents and warrants to New American Premier and APZ as follows:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION. AFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. AFC owns, directly or indirectly, all of the outstanding capital stock of, and ownership interests in, its subsidiaries (as such term is defined in Section
9.9 hereof), or such lesser amount of the capital stock or ownership interests as is set forth in the SEC Filings (as defined in Section 3.5 hereof) or
Schedule 3.1 of the disclosure schedule previously delivered by AFC to APZ (the "Disclosure Schedule"). Except as set forth in the SEC Filings or Schedule 3.1 of the Disclosure Schedule, other than as contained in the investment portfolio of any Insurance Subsidiary (as defined in Section 3.6 hereof), AFC does not own, directly or indirectly, any capital stock or other equity securities or any ownership interest in any corporation, partnership, joint venture, association or similar business or entity that is material to the financial condition, business, results of operations, prospects, properties or assets (the "Condition") of AFC and its subsidiaries taken as a whole. All of AFC's material subsidiaries are corporations or other limited liability entities duly organized, validly existing and in good standing (or the local law equivalent) under the laws of their jurisdictions of incorporation or other organization. AFC and its subsidiaries have the requisite corporate power to conduct their businesses as they are currently being conducted and are duly qualified as foreign corporations (or the local law equivalent) to do business in the respective jurisdictions where the character of their properties owned or leased or the nature of their activities makes such qualification necessary, except to the extent that lack of such qualification would not in the aggregate have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole.

                                                           ACQUISITION AGREEMENT

     SECTION 3.2 CAPITALIZATION. The authorized capital stock of AFC consists of 32,300,000 shares of AFC Common Stock and 59,300,000 shares of Preferred Stock ("AFC Preferred Stock"). As of the date of this Agreement, the AFC Preferred Stock was authorized and issued and outstanding as follows:

                                                                                      ISSUED AND
                                                           AUTHORIZED SHARES      OUTSTANDING SHARES
                                                           -----------------      ------------------
$1 PAR, Voting Cumulative:............................          3,500,000                       0
$1 PAR, Nonvoting Cumulative:
  Series F............................................         15,000,000              13,753,254
  Series G............................................          2,000,000                 364,158
$10.50 PAR, Nonvoting Cumulative:
  Series D............................................          8,375,000                       0
  Series E............................................          2,725,000                 274,242
$1.50 PAR, Nonvoting Cumulative:
  Series H............................................          7,700,000                       0
$.01 PAR, Nonvoting Cumulative:.......................         20,000,000                       0

As of the date of this Agreement, 18,971,217 shares of AFC Common Stock were issued and outstanding, and 314,468 shares of AFC Common Stock were held in AFC's treasury. In addition, as of such date, 762,500 shares of AFC Common Stock were reserved for issuance upon the exercise of outstanding AFC Stock Options. All of the issued and outstanding shares of capital stock of AFC are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth above or in
Schedule 3.2 of the Disclosure Schedule, as of the date hereof, (i) there are no shares of capital stock of AFC authorized, issued or outstanding, and (ii) there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating AFC or any of its subsidiaries, to issue, transfer or sell, presently or in the future, any shares of the capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of AFC. Except for the AFC Stock Options and the issuance of shares pursuant to
Section 1.4(b)(iii) hereof, AFC currently has and, immediately after the Effective Time, will have, no obligation to issue, transfer or sell any shares of its capital stock, pursuant to any Benefit Plan (as defined in Section 3.13 hereof), or otherwise. Except as set forth in Schedule 3.2 of the Disclosure Schedule, all of the outstanding shares of capital stock of each of AFC's material subsidiaries have been validly issued and are fully paid and nonassessable and are beneficially owned by either AFC or one of AFC's directly or indirectly wholly owned subsidiaries free and clear of all liens, charges, claims or encumbrances. Except as set forth in Schedule 3.2 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock of any of AFC's subsidiaries or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock, or otherwise obligating any such subsidiary to issue, transfer or sell any such capital stock or other securities. Except as set forth in Schedule 3.2 of the Disclosure Schedule, other than the Shareholders Agreement, there are no voting trusts or other agreements or understandings to which AFC or any of its subsidiaries is a party with respect to the voting of the capital stock of AFC or any of its subsidiaries.

     SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. AFC has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AFC. Except for the approval by the shareholders of AFC of this Agreement and the amendment to AFC's Articles of Incorporation contemplated by Section 6.8 hereof, no other corporate proceedings on the part of AFC are necessary to authorize this Agreement and the transactions contemplated hereby. This

                                                           ACQUISITION AGREEMENT

Agreement has been duly and validly executed and delivered by AFC and (assuming this Agreement is a valid and binding obligation of the other parties hereto) constitutes a valid and binding agreement of AFC enforceable against AFC in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) remedies of specific performance and injunctive and other forms of relief may be subject to general principles of equity and public policy and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.4 NO VIOLATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) constitute a breach or violation of or default under the Articles of Incorporation or the Code of Regulations of AFC or the charter documents of any of its subsidiaries or (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AFC or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AFC or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, other than, in the case of clause (ii), (a) breaches, conflicts or violations that would not have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole and (b) the agreements set forth in Schedule 3.4 of the Disclosure Schedule as to each of which AFC shall obtain all necessary consents and/or waivers prior to the Closing, except where the failure to obtain such consents and/or waivers would not have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole. Except as set forth in
Schedule 3.4 of the Disclosure Schedule, other than in connection with, or in compliance with, the provisions of the PBCL, the OGCL, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, the HSR Act and requirements of the FCC, the NYSE, the Department of Insurance of Ohio and any other insurance regulatory agencies, the execution, delivery and performance by AFC of this Agreement and the consummation by AFC of the transactions contemplated hereby will not (i) require the consent or approval of any other party to any of the above or affect the validity or effectiveness of any of the above except for consents or approvals, the failure to obtain which would not, in the aggregate, have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole or (ii) constitute a breach or violation of or default under any law, rule or regulation or any judgment, decree, order, governmental permit or license to which AFC or any of its subsidiaries is subject, which would have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole. Except as set forth on Schedule 3.4 of the Disclosure Schedule, to the best of AFC's knowledge, New American Premier shall not be required to obtain any actions, nonactions, consents, approvals or waivers from any regulatory agencies or other authorities in order to consummate the transactions contemplated by this Agreement.

     SECTION 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. AFC has previously delivered or made available to APZ true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the SEC, and all amendments thereto; (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, as filed with the SEC; and (iii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the SEC since December 31, 1993 (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AFC included in the SEC Filings (the "Financial Statements") present fairly, in all material respects, the financial condition, results of operations and changes in financial position of AFC as at the dates or for the periods indicated therein in conformity with generally

                                                           ACQUISITION AGREEMENT
accepted accounting principles applied on a consistent basis (except as otherwise indicated in such financial statements or the notes thereto), subject, in the case of unaudited interim financial statements, to normal recurring year-end adjustments ("GAAP").

     SECTION 3.6 ANNUAL STATEMENTS AND OTHER FILINGS FOR INSURANCE SUBSIDIARIES.

     (a) AFC has previously delivered or made available to APZ true and complete copies of the annual statements for each of the years ended December 31, 1991, 1992 and 1993 filed pursuant to state insurance law requirements (the "Annual Statements") by each subsidiary of AFC that is subject to regulation as an insurance company (each, an "Insurance Subsidiary" and, collectively, the "Insurance Subsidiaries"). Except as would not have a material adverse effect on the Condition of the applicable Insurance Subsidiary, (i) each such Annual Statement was in substantial compliance with applicable law when so filed, and
(ii) there were no material deficiencies with respect to any such Annual Statement. AFC has also furnished to APZ true and complete copies of the separate unaudited balance sheet of each Insurance Subsidiary as of September 30, 1994 and the related separate unaudited statements of operations, capital and surplus, and changes in financial position of each such entity for the period then ended (collectively, the "SAP Statements"). All of such SAP Statements were prepared in accordance with accounting practices required or permitted by applicable insurance regulatory authorities applied on a consistent basis (except as otherwise indicated in such financial statements or the notes thereto), subject, in the case of unaudited interim financial statements, to normal recurring year-end adjustments ("Statutory Accounting Procedures" or "SAP"), and each fairly presents the separate SAP financial condition of the entity covered thereby as of the date thereof and the separate SAP results of operations, capital and surplus, and changes in financial position of the entity covered thereby for and during each of the periods covered thereby.

     (b) Each Insurance Subsidiary has made all filings required pursuant to, and otherwise in compliance with, the Ohio Insurance Holding Company Systems Act and the regulations promulgated thereunder, or any comparable state insurance law requirements in other applicable jurisdictions, except to the extent the failure to make any such filing would not have a material adverse effect on the Condition of any such Insurance Subsidiary. AFC has previously delivered or made available to APZ true and complete copies of all such filings made by any Insurance Subsidiary since January 1, 1991, and all such filings were true, accurate and complete in all material respects as of the dates of their respective filings.

     SECTION 3.7 RESERVES. The aggregate reserves and (except with respect to clause (a) below) other amounts of liabilities or obligations of each Insurance Subsidiary (including, without limitation, reserves established as an allowance for uncollectible amounts under any reinsurance, coinsurance or similar contract) as established or reflected on the books and records of AFC and each of the Insurance Subsidiaries (a)(i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) are fairly stated in accordance with sound actuarial principles, and (iii) on the date hereof are, and at the Effective Time will be, based on actuarial assumptions that are in accordance with those specified in the related insurance contracts,
(b) meet on the date hereof, and at the Effective Time will meet, in all material respects, the requirements of the insurance laws of the applicable jurisdiction as in effect on the date hereof, or on the date of the Effective Time, as the case may be, and (c), except as set forth in the SEC Filings, are on the date hereof, and at the Effective Time will be, adequate to cover the total amount of all matured and unmatured liabilities and obligations of such Insurance Subsidiary under all outstanding insurance contracts pursuant to which such Insurance Subsidiary has any liability (whether absolute, accrued, contingent or otherwise) or obligation, including without limitation any incurred but not reported claims and any liability or obligation arising as a result of any reinsurance, coinsurance or other similar contract. For the purposes of clause (c) above, the fact that reserves covered by any such representation are subsequently adjusted at times and under circumstances consistent with AFC's ordinary practices of reassessing the adequacy of its reserves shall not be used to support any claim regarding the accuracy of such representation, provided that such adjustments do not exceed $50,000,000 in the

                                                           ACQUISITION AGREEMENT
aggregate. As of the date hereof, each Insurance Subsidiary owns assets that qualify as reserve assets to the extent required by applicable insurance laws.

     SECTION 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the SEC Filings or Schedule 3.8 of the Disclosure Schedule, since December 31, 1993, each of AFC and its subsidiaries has conducted its businesses only in the ordinary and usual course and there has not occurred any material adverse change in the Condition of AFC and its subsidiaries taken as a whole.

     SECTION 3.9 NO UNDISCLOSED LIABILITIES. Except as set forth in the Financial Statements or Schedule 3.9 of the Disclosure Schedule, neither AFC nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that in the aggregate have or may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole.

     SECTION 3.10 TAXES AND TAX RETURNS. AFC and each of its subsidiaries (collectively, the "Group") has timely filed or been included in all tax returns, declarations, reports, estimates, information returns, statements and other material returns (collectively, "Returns") relating to Taxes (as hereinafter defined) required to be filed under U.S. federal, state, local or any foreign laws (taking into account any extensions of time for filing such Returns) and such Returns were in all material respects (and, as to Returns not filed as of the date hereof, will be in all material respects) true, complete and correct. The Group has paid or made provision for (by a tax accrual or tax reserve on the most recent consolidated balance sheets of the Group (the "Balance Sheets") contained in the SEC Filings, which accruals or reserves have been recorded in accordance with GAAP), all Taxes (except for such Taxes which if not so paid or provided for would not, in the aggregate, have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole) in respect of all taxable periods or portions thereof ending on or before the date of the Balance Sheets. Except as set forth in Schedule 3.10 of the Disclosure Schedule, any Taxes incurred or accrued since September 30, 1994, or which will be incurred or accrued as a result of transactions occurring prior to the Effective Time or as a result of the Mergers, have (or will have) arisen in the ordinary course of business. There are no material liens for Taxes upon the assets of AFC or any of its subsidiaries except liens for Taxes not yet due. The Group is not delinquent in the payment of any federal income or other Taxes and, except as set forth in Schedule 3.10 of the Disclosure Schedule, there are no outstanding deficiencies, assessments or written proposals for assessment of federal income or other Taxes proposed, asserted or assessed against the Group. AFC has, since December 31, 1967, filed a consolidated return for federal income tax purposes on behalf of itself as a common parent and those of its subsidiaries which are members of its "affiliated group" (within the meaning of Section 1504(a) of the Code) and which are "includable corporations" (within the meaning of Section 1504(b) of the Code). Except as set forth in the Financial Statements or in Schedule 3.10 of the Disclosure Schedule, no waivers are presently open for the statute of limitations for the assessment of federal income taxes for any consolidated federal income tax return of AFC and its subsidiaries. Except as set forth in the Financial Statements or in Schedule
3.10 of the Disclosure Schedule, no federal, state, local or foreign audits or other administrative proceedings or court proceedings which are material to the Condition of the Group taken as a whole are presently pending with regard to any Taxes or Returns of AFC or its subsidiaries. As used herein, "Taxes" means (A) all net income, gross income, gross receipts, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon AFC or any of its subsidiaries with respect to all periods or portions thereof ending on or before the Effective Time and/or (B) any liability of AFC or any of its subsidiaries for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

     SECTION 3.11 LITIGATION.  Except as set forth in the SEC Filings or
Schedule 3.11 of the Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings pending or,

                                                           ACQUISITION AGREEMENT
to the knowledge of AFC, threatened against, relating to, involving or otherwise affecting AFC or any of its subsidiaries before any court, governmental agency, commission, or administrative or regulatory authority which, if adversely decided, in the aggregate, may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole. Except as set forth in the SEC Filings or Schedule 3.11 of the Disclosure Schedule, neither AFC nor any of its subsidiaries is subject to any order, judgment, injunction or decree that materially and adversely affects or will materially and adversely affect the Condition of AFC and its subsidiaries taken as a whole.

     SECTION 3.12 COMPLIANCE WITH LAW. Except as set forth in the SEC Filings or Schedule 3.12 of the Disclosure Schedule, neither AFC nor any of its subsidiaries is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to AFC or any subsidiary or any of its respective assets or properties, the result of which violations in the aggregate has or may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole. Without limiting the generality of the foregoing: (i) AFC and each of its subsidiaries has filed or caused to be filed all reports, statements, documents, registrations, filings or submissions which were required by law to be filed by it and as to which the failure to so file, in the aggregate with other such failures, may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole; all such filings complied with applicable laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings; (ii) AFC has delivered or made available to APZ all reports reflecting the results of financial and market conduct examinations of the affairs of each Insurance Subsidiary issued by insurance regulatory authorities for each year commencing January 1, 1989 and, except as set forth in Schedule 3.12 of the Disclosure Schedule, all material deficiencies or violations in such reports for any prior period have been resolved; (iii) AFC has delivered or made available to APZ the preliminary results or findings of financial examinations of the affairs of each Insurance Subsidiary that are on-going in nature on or as of the date hereof; and (iv) except as set forth in Schedule 3.12 of the Disclosure Schedule and except as would not have a material adverse effect on the Condition of any Insurance Subsidiary, all outstanding insurance contracts issued or assumed by any Insurance Subsidiary are, to the extent required under applicable laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

     SECTION 3.13 EMPLOYEE BENEFIT PLANS.

     (a) AFC has previously delivered or made available to APZ true and complete copies of (i) any written Benefit Plans (as defined below) maintained for the benefit of any AFC Personnel (as defined below), or in the case of an unwritten Benefit Plan, a written description thereof; (ii) any annual or actuarial reports relating to such Benefit Plans (including the most recent accounting of related plan assets with respect to AFC's Employee Stock Ownership Retirement Plan ("ESORP")) as of the most recent valuation date, with copies of all extant summary plan descriptions (whether or not required to be furnished under the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) and material communications relating to such Benefit Plans distributed to employees within the past three years; (iii) the most recent determination letters issued by the Internal Revenue Service with respect to the ESORP and each of the other Benefit Plans; and (iv) with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("Welfare Plan") which is funded through a trust, a letter of exemption from taxation (under Section 501(c)(9) of the Code) issued by the Internal Revenue Service. For this purpose, "Benefit Plan" shall mean "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by AFC or any of its subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the Code), for the benefit of AFC Personnel, or with respect to which AFC or any of its subsidiaries makes or has an obligation to make contributions on behalf of AFC Personnel. "AFC

                                                           ACQUISITION AGREEMENT

Personnel" shall mean any present or former employee, director, officer, agent, consultant, broker or representative of AFC or any of its subsidiaries.

     (b) Except as set forth in Schedule 3.13 of the Disclosure Schedule, there are no material employment contracts or other employee benefit arrangements to which AFC or any of its subsidiaries is a party with "change of control" provisions or any severance agreements with AFC Personnel.

     (c) Except as set forth in Schedule 3.13 of the Disclosure Schedule, there are no AFC Personnel who are entitled to any pension or other material benefit to be paid after termination of employment other than pursuant to the ESORP or other Benefit Plans or as otherwise required by Section 601 of ERISA, and no other material benefits whatsoever are payable to any AFC Personnel after termination of employment.

     (d) All Benefit Plans have been administered in accordance with their terms and are in substantial compliance with all material provisions of the Code and ERISA. There are no actions, suits or claims pending (other than claims for benefits) or, to the best knowledge of AFC, threatened against any Benefit Plan or any administrator or fiduciary.

     (e) Each Benefit Plan that is a Welfare Plan is either funded through an insurance contract or unfunded. Except as set forth in Schedule 3.13 of the Disclosure Schedule, neither AFC nor any of its subsidiaries has or expects to have any liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement.

     (f) As to each Benefit Plan for which an annual report, including schedules, is required to be filed under ERISA or the Code, liabilities do not exceed assets and no material adverse change has occurred with respect to the financial matters covered by the latest annual report since the date thereof.

     (g) Neither AFC nor any of its subsidiaries (nor any entity that is treated as a single employer with AFC or its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) has (i) at any time since July 1, 1992 maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) or ERISA) or any plan that is a "multi-employer plan" as defined in Section 3(37) of ERISA or (ii) become subject to or expects to be subject to the lien described in Section 412(n) of the Code.

     (h) Neither AFC nor any of its subsidiaries (nor any entity that is treated as a single employer with AFC or its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) has at any time since July 1, 1992 contributed to or maintained any "employee pension benefit plan" as defined in Section 3(2) of ERISA other than the plans referred to in Section 3.13(a). AFC has received favorable determination letters from the Internal Revenue Service stating that the ESORP and the other qualified plans referred to in Section 3.13(a) are qualified under the Code and are exempt from federal income tax under Section 401(a) of the Code, and the ESORP is qualified under Section 4975(e)(7) of the Code. The ESORP is not subject to the requirements of Title IV of ERISA. The trustee for the ESORP is a bank independent of AFC and any of its subsidiaries.

     (i) Neither the execution and delivery of this Agreement nor the actions contemplated by this Agreement will result in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA). Neither AFC, any of its subsidiaries nor any other person, including any fiduciary, has engaged in any prohibited transaction which could subject any of the Benefit Plans (or their trusts), AFC or any of its subsidiaries, or any person who they have any obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502(e) of ERISA.

     (j) None of the assets of any Benefit Plan other than the ESORP are invested in any property constituting employer real property or any employer security (within the meaning of Section 407(d) of ERISA).

                                                           ACQUISITION AGREEMENT

     (k) There is no other entity with any employees which together with AFC is a member of a group described in Section 414(b), (c), (m) or (o) of the Code other than AFC and its subsidiaries.

     (l) Neither the execution and delivery of this Agreement nor the actions contemplated by this Agreement will terminate or modify, or give a third party a right to terminate or modify, the provisions or terms of any Benefit Plan or will constitute a stated triggering event under any Benefit Plan that will result in any payment (including golden parachute payments, severance payments or other similar payments) becoming due to any AFC Personnel (other than payments due under the terms of a Benefit Plan due on account of termination of employment).

     SECTION 3.14 PROPERTIES.  Except as set forth in the SEC Filings or
Schedule 3.14 of the Disclosure Schedule and except as would not have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole:
(i) AFC and each of its subsidiaries has good title to all bonds, stocks and other assets reflected in its most recent SEC Filings (including, with respect to any Insurance Subsidiary, such assets of a type required to be disclosed in Schedules A through DB of its 1993 Annual Statement) or acquired after the date thereof and such assets are owned by it free and clear of all mortgages, liens, pledges, assessments, security interests, leases, subleases, adverse claims, levies, charges or other encumbrances of any kind ("Liens"), other than Liens approved in writing by APZ, any Tax which is incurred in the ordinary course of business of such subsidiary and is not delinquent and can be paid without interest or penalty and such other liens and encumbrances that do not materially detract from the value or impair the use of the asset in question (collectively, "Permitted Liens"); and the respective loan portfolio of each subsidiary of AFC (including, without limitation, with respect to any Insurance Subsidiaries the mortgage loans of the type required to be disclosed in Schedule B of its 1993 Annual Statement), is in all material respects collectible in accordance with the terms of the loan documents included in such loan portfolio; (ii)(a) AFC and each of its subsidiaries owns good, marketable and indefeasible title to, or has a valid leasehold interest in, all real property owned or used in the conduct of its business, operations or affairs or of a type disclosed by AFC or a subsidiary in its most recent SEC Filings or acquired after the date thereof, free and clear of all Liens other than Permitted Liens; (b) all such real property, other than unimproved land, is, in all material respects, in good operating condition and repair and suitable for its current uses; (c) no improvement on any such real property owned, leased or held by AFC or any of its subsidiaries encroaches upon any real property of another person, the result of which encroachments in the aggregate has or may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole; and (d) AFC and each of its subsidiaries, in all material respects, owns, leases or has the valid right to use adequate means of ingress and egress to, from and over all such real property; (iii) AFC and each of its subsidiaries owns good, marketable and indefeasible title to, or has a valid leasehold interest in or a valid right under contract to use, all of its tangible personal property free and clear of all Liens other than Permitted Liens and all such tangible personal property is in good operating condition and repair and is suitable and adequate for its current uses; and (iv) AFC and its subsidiaries have the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other Liens other than Permitted Liens, all marks, names trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, and trade names used by AFC and its subsidiaries and neither AFC nor any of its subsidiaries is in conflict with or violation or infringement of, nor has AFC or any of its subsidiaries received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any intellectual property.

     SECTION 3.15 CONTRACTS.  Except as set forth in the SEC Filings or Schedule
3.15 of the Disclosure Schedule, there are no contracts or other documents or arrangements currently in force or operative in any respect (other than contracts or other documents operative only with respect to non-material post-termination confidentiality or indemnification obligations), to which AFC or any of

                                                           ACQUISITION AGREEMENT
its subsidiaries is a party or by which any of AFC's or any of its subsidiaries' assets or properties is or may be bound that involve any of the following:

          (a) employment, agency, brokerage, consultation or representation contracts or other contracts of any type (including without limitation loans or advances) that cannot be terminated, as of right and without penalty, on less than 90 days' notice with any AFC Personnel who receives compensation from any one or more of AFC and its subsidiaries of $250,000 or more per year;

          (b) contracts with any person containing any provision or covenant limiting, in any material respect, the ability of AFC or any of its subsidiaries to engage in any line of business or compete with any person or limiting the ability of any person, in any material respect, to compete with AFC or any of its subsidiaries;

          (c) material partnership, joint venture or profit-sharing contracts with any person that involve more than $250,000 and cannot be terminated, as of right and without penalty, on 180 days' or less notice;

          (d) contracts relating to the borrowing of money in excess of $5,000,000 or to the direct or indirect guarantee of any obligation for, or contract to service the repayment of, borrowed money in excess of such amount, or any other liability or obligation in respect of indebtedness for borrowed money of any other person in excess of such amount, including without limitation any contract relating to (i) the maintenance of compensating balances that are not terminable by AFC or any of its subsidiaries without penalty upon not more than 90 days notice, (ii) any lines of credit, (iii) the payment for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (iv) any obligation to take-or-pay, keep-well, make-whole or maintain working capital or earnings levels or perform similar requirements or (vi) the guarantee of any lease or other similar periodic payments to be made by any other person;

          (e) any lease or sublease of real property used in the conduct of AFC's or any of its subsidiaries' business, operations or affairs, and any other lease, sublease or rental or use contract providing for annual rental payments to be paid by or on behalf of AFC or any of its subsidiaries in excess of $1,000,000;

          (f) material contracts relating to the future disposition or acquisition of any investment in any person or of any interest in any business enterprise, and any material contracts requiring AFC or any of its subsidiaries to purchase any security other than notes or other debt securities having a maturity date less than 90 days from the date of purchase;

          (g) contracts and arrangements that involve more than $250,000 and cannot be terminated, as of right and without penalty, on less than 90 days' notice between (i) AFC or any of its subsidiaries and (ii) any AFC Affiliate (as defined in Section 4.1 hereof) or any AFC Related Person (for the purposes hereof "AFC Related Person" shall mean (A) any AFC Common Shareholder or any director or executive officer of AFC or any of its subsidiaries, (B) any spouse or immediate family member of any such shareholder, director or officer, and (C) any corporation or other entity (other than AFC and its subsidiaries) of which any of the aforementioned persons is an officer, director or partner or is, directly or indirectly, the beneficial owner of at least 5% of the ownership interest of such entity);

          (h) reinsurance or other similar contracts; and

          (i) other contracts (other than insurance contracts) that involve the payment or potential payment, pursuant to the terms of such contracts, by or to AFC or any of its subsidiaries of $2,000,000 or more within any twelve-month period commencing after the date hereof or that are otherwise material to the Condition of AFC and its subsidiaries taken as a whole.

                                                           ACQUISITION AGREEMENT

     Each of the contracts listed in Schedule 3.15 of the Disclosure Schedule is in full force and effect and constitutes a valid and legally binding obligation of AFC or each of its subsidiaries to the extent that AFC or any of it subsidiaries is party thereto and, except as set forth in Schedule 3.15 of the Disclosure Schedule, to the knowledge of AFC and its subsidiaries, of each other person that is a party thereto in accordance with its terms; and neither AFC nor any of its subsidiaries is, and, except as set forth in Schedule 3.15 of the Disclosure Schedule, to the knowledge of AFC and its subsidiaries, no other party to such contract is, in violation, breach or default of any such contract (or with or without notice or lapse of time or both would be in violation, breach or default of any such contract). Except as set forth in the SEC Filings or Schedule 3.15 of the Disclosure Schedule, neither AFC nor any subsidiary of AFC is a party to or bound by any contract that was not entered into in the ordinary course of business or that has or may reasonably be expected to have, in the aggregate with any other contracts, a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole. Neither AFC nor any of its subsidiaries is a party to or bound by any collective bargaining or similar labor contract.

     SECTION 3.16 INSURANCE ISSUED BY INSURANCE SUBSIDIARIES. Except as required by law or as set forth in Schedule 3.16 of the Disclosure Schedule, since December 31, 1993:

          (a) except as originated or amended in the ordinary course of business and as would not have a material adverse effect on the Condition of any such Insurance Subsidiary, no insurance product or program of any Insurance Subsidiary has been amended in any material respect or introduced;

          (b) all insurance contract obligations incurred by any Insurance Subsidiary have in all material respects been paid (or provision for payment has been made therefor) in accordance with the terms of the contracts under which they arose, except for such obligations for which any Insurance Subsidiary reasonably believes there is a reasonable basis to contest payment;

          (c) no outstanding insurance contract which would entitle the holder thereof or any other person to receive dividends, distributions or other benefits based on the revenues or earnings of any Insurance Subsidiary has been issued or assumed by any Insurance Subsidiary; and

          (d) the underwriting standards utilized and ratings applied by each Insurance Subsidiary with respect to insurance contracts outstanding as of the date hereof conform in all material respects to industry accepted practices (or otherwise are reasonable where no such industry accepted practices exist) and, with respect to any such contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar contracts. Except as set forth in Schedule 3.16 of the Disclosure Schedule, to the knowledge of AFC and the Insurance Subsidiaries, since the respective date of the most recent financial examination report of each Insurance Subsidiary: (i) all amounts recoverable under reinsurance, coinsurance or other similar contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible in the ordinary course, net of established reserves as set forth in the Annual Statements or as reflected in the SEC Filings; (ii) each insurance agent or broker appointed by AFC or any Insurance Subsidiary, at the time such agent or broker wrote, sold or produced business for any Insurance Subsidiary, was duly appointed and, to the best of AFC's knowledge, duly licensed, as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for any Insurance Subsidiary, except for such failures to be so appointed or so licensed which would not, in the aggregate, have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole; (iii) to the best of AFC's knowledge, no such insurance agent or broker violated (or with or without notice or lapse of time or both would have violated) any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to the writing, sale or production of business for any Insurance Subsidiary, the result of which violations in the aggregate has or

                                                           ACQUISITION AGREEMENT
     may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole and (iv) each Insurance Subsidiary has all licenses and permits required to conduct its insurance business and operations as they are currently being conducted.

     SECTION 3.17 THREATS OF CANCELLATION. Except as set forth in Schedule 3.17 of the Disclosure Schedule, since January 1, 1993 no policyholder, group of policyholder affiliates, or persons writing, selling or producing insurance business, which in the aggregate accounted for 10% or more of the premium income of any Insurance Subsidiary for the year ended December 31, 1993, has terminated or, to the knowledge of AFC and the Insurance Subsidiaries, threatened to terminate its relationship with any Insurance Subsidiary.

     SECTION 3.18 OPERATIONS INSURANCE. All liability, property, workers compensation, directors' and officers' liability, and other similar insurance contracts that insure the businesses, operations or affairs of AFC or any of its subsidiaries or affect or relate to the ownership, use, or operations of AFC's or any of its subsidiaries assets or properties and that have been issued to AFC or any of its subsidiaries are in full force and effect and, to the knowledge of AFC and its subsidiaries, are with financially sound and reputable insurers and, in light of the respective business operations and affairs of AFC and each of its subsidiaries, are in amounts and provide coverage that are reasonable and customary for persons in similar businesses.

     SECTION 3.19 BUSINESS OF AFC.  Except as set forth in the SEC Filings or
Schedule 3.19 of the Disclosure Schedule, AFC is a holding company and does not conduct any material business operations or affairs other than that of holding capital stock of its subsidiaries, APZ, and the AFC Affiliates.

     SECTION 3.20 JOINT PROXY/REGISTRATION STATEMENT. None of the information supplied or to be supplied by AFC (including, without limitation, any information relating to any of the AFC Affiliates) for inclusion or incorporation by reference in the Joint Proxy/Registration Statement, the AFC Proxy Statement, and any amendments or supplements thereto, will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) (a) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the times of the meetings of shareholders of AFC and APZ described in Sections 2.3 and 2.4, and (b) in the case of the AFC Proxy Statement, at the time of the delivery of the AFC Proxy Statement to AFC's shareholders and at the time of the meeting of AFC's shareholders described in Section 2.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to AFC, its officers and directors or any of its subsidiaries or any AFC Affiliate should occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy/Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of AFC and APZ. The Joint Proxy/Registration Statement will (with respect to AFC) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. The AFC Proxy Statement will comply as to form in all material respects with the requirements of Ohio law.

     SECTION 3.21 ENVIRONMENTAL MATTERS. (a) Except as set forth in the SEC Filings or Schedule 3.21 of the Disclosure Schedule (and excluding any liability, if any, of an Insurance Subsidiary for an Environmental Claim (as hereinafter defined) which is addressed by representations regarding reserves set forth in Section 3.7 hereof):

          (i) Each of AFC and its subsidiaries is, in all material respects, in compliance with all Environmental Laws (as hereinafter defined) and has not received any communication within

                                                           ACQUISITION AGREEMENT
     the last three years from a governmental authority that alleges that AFC or any of its subsidiaries is not in such full compliance;

          (ii) There is no Environmental Claim (as hereinafter defined) pending or, to AFC's best knowledge, threatened against AFC or any of its subsidiaries or, to AFC's knowledge, pending or threatened against any person or entity whose liability for any Environmental Claim AFC or any of its subsidiaries has retained or assumed either contractually or by operation of law; and

          (iii) Except to the extent the same would not have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern (as hereinafter defined), that could reasonably be expected to result in any Environmental Claim against AFC or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim AFC or any of its subsidiaries has retained or assumed either contractually or by operation of law.

     (b) "Environmental Claim" means any written notice by any governmental or regulatory agency, authority or instrumentality alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by AFC or any of its subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

     (c) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     (d) "Materials of Environmental Concern" means any substance, material or waste which is regulated by any governmental authority, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any law or regulation, including, but not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

     SECTION 3.22 STATE TAKEOVER STATUTES. To the best of AFC's knowledge, other than Ohio Revised Code Section 1701.831 and the Ohio Insurance Holding Company Systems Act or any comparable state insurance law in other applicable jurisdictions, no state takeover statute, control share acquisition statute, business combination statute or similar statute or regulation applies to the Mergers, this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.23 COMPLIANCE WITH BANK REGULATORY MATTERS. AFC has previously delivered or made available to APZ true and complete copies of all agreements and undertakings that AFC or any of its subsidiaries has entered into with the Federal Reserve Bank in connection with The Provident Bank or any other matters. Each of AFC and its subsidiaries, in all material respects, is in full and complete compliance with all such agreements and undertakings, and has not received any communication that alleges AFC or any such subsidiaries is not in full compliance.

     SECTION 3.24 COLLECTIBILITY UNDER REINSURANCE CONTRACTS. All amounts (including without limitation amounts based on paid and unpaid losses) recoverable under reinsurance, coinsurance or other similar contracts to which any Insurance Subsidiary is a party are fully collectible in the ordinary course, net of established reserves therefor. Each of such contracts is in full force and

                                                           ACQUISITION AGREEMENT
effect and constitutes a valid and legally binding obligation of each person that is a party thereto in accordance with its terms.

     SECTION 3.25 DISCLOSURE. No representation or warranty contained in this Agreement or the Disclosure Schedule, and no statement, certificate, schedule, list or other information furnished or to be furnished by or on behalf of AFC to APZ in connection with this Agreement, contains or will contain any untrue statement of a material fact, or omits to state or will omit to state a material fact necessary in order to make the statements herein or therein not misleading. The word "material" as used in this Section 3.25 shall mean material to the Condition of AFC and its subsidiaries taken as a whole.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF AFC
                        PERTAINING TO THE AFC AFFILIATES

     AFC represents and warrants to New American Premier and APZ as follows:

     SECTION 4.1 CAPITALIZATION.  Set forth on Section 4.1 of the Disclosure
Schedule is the capital structure of each of Chiquita Brands International, Inc. ("Chiquita"), Citicasters Inc. ("Citicasters") and American Financial Enterprises, Inc. ("AFEI") (each of Chiquita, Citicasters and AFEI, an "AFC Affiliate" and, collectively, the "AFC Affiliates") and the number of shares and percentage of the capital stock, or other ownership interest, owned of record and/or beneficially by AFC or any of its subsidiaries in each such AFC Affiliate. Except as set forth on Schedule 4.1 of the Disclosure Schedule, (i) all of the outstanding shares of capital stock and other ownership interests of AFC and any of its subsidiaries in the AFC Affiliates have been validly issued and are fully paid and nonassessable and are beneficially owned by either AFC or one of its directly or indirectly wholly owned subsidiaries free and clear of all liens, charges, claims or encumbrances, (ii) except as disclosed in the Affiliate SEC Filings (as defined in Section 4.3 hereof), there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other ownership interest of any of the AFC Affiliates or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or other ownership interest, or otherwise obligating any such AFC Affiliate to issue, transfer or sell any such capital stock or other securities or other ownership interest and
(iii) there are no voting trusts or other arrangements or understanding to which AFC, any subsidiary of AFC or any of the AFC Affiliates is a party with respect to the voting of the capital stock or other ownership interest of the AFC Affiliates.

     SECTION 4.2 NO VIOLATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) constitute a breach or violation of or default under the Articles of Incorporation, the By-laws or other charter documents of any AFC Affiliate or any of its subsidiaries or (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any AFC Affiliate or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any AFC Affiliate or any of its subsidiaries is a party or to which they or any of their respective properties or assets may be subject, other than, in the case of clause (ii), (a) breaches, conflicts or violations that would not have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole and (b) the agreements set forth in Schedule 4.2 of the Disclosure Schedule as to which AFC shall obtain all necessary consents and/or waivers prior to the Closing, except where the failure to obtain such consents and/or waivers would not have a material adverse effect on the Condition of

                                                           ACQUISITION AGREEMENT

AFC and its subsidiaries taken as a whole. The execution, delivery and performance by AFC of this Agreement and the consummation by AFC of the transactions contemplated hereby will not constitute a breach or violation of or default under any law, rule or regulation or any judgment, decree, order, governmental permit or license to which any AFC Affiliate or any of its subsidiaries is subject, except to the extent the same would not have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole.

     SECTION 4.3 SEC REPORTS AND FINANCIAL STATEMENTS. AFC has previously delivered to APZ true and complete copies of each AFC Affiliate's (i) Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the SEC, and all amendments thereto; (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, as filed with the SEC; (iii) proxy statements relating to all meetings of its shareholders (whether annual or special) held or scheduled to be held since January 1, 1994; and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the SEC since December 31, 1993 (collectively, the "Affiliate SEC Filings"). As of their respective dates, the Affiliate SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of each AFC Affiliate included in the Affiliate SEC Filings present fairly, in all material respects, the financial condition, results of operations and changes in financial position of such AFC Affiliate as at the dates or for the periods indicated therein in conformity with GAAP.

     SECTION 4.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Affiliate SEC Filings or Schedule 4.4 of the Disclosure Schedule, since December 31, 1993, each AFC Affiliate and its subsidiaries has conducted business only in the ordinary and usual course and there has not occurred any adverse change in the Condition of the AFC Affiliates and their subsidiaries taken as a whole that, in the aggregate, may reasonably be expected to have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF APZ

     APZ represents and warrants to AFC as follows:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION.

     (a) APZ. APZ is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. All material subsidiaries of APZ (the "APZ Subsidiaries") are corporations duly organized, validly existing and in good standing (or the local law equivalent) under the laws of their jurisdictions of incorporation. APZ and the APZ Subsidiaries have the requisite corporate power to conduct their businesses as they are currently being conducted and are duly qualified as foreign corporations (or the local law equivalent) to do business in the respective jurisdictions where the character of their properties owned or leased or the nature of their activities makes such qualification necessary, except to the extent that lack of such qualification would not have a material adverse effect on the Condition of APZ and its subsidiaries taken as a whole.

     (b) New American Premier Entities. Each of the New American Premier Entities is a newly formed corporation, duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. APZ Sub and AFC Sub are each a wholly owned subsidiary of New American Premier, and each such subsidiary was formed solely for the purpose of effectuating the Mergers. Except for the activities incident to its organization and the transactions contemplated by this Agreement, each of the New American Premier Entities has not engaged in any business activities of any type whatsoever and has no material assets or liabilities.

                                                           ACQUISITION AGREEMENT

     SECTION 5.2 CAPITALIZATION.

     (a) APZ. The authorized capital stock of APZ consists of 200,000,000 shares of APZ Common Stock and 23,090,274 shares of preference stock ("APZ Preferred Stock"). As of November 30, 1994, (i) 47,616,111 shares of APZ Common Stock were outstanding or issuable, including 1,375,304 shares set aside for issuance pursuant to APZ's 1978 Plan of Reorganization, (ii) 212,698 shares of APZ Preferred Stock were issued and outstanding, which are convertible into 446,799 shares of APZ Common Stock and (iii) no shares of APZ Common Stock were held in APZ's treasury. In addition, as of such date, (i) 446,799 shares of APZ Common Stock were reserved for issuance upon optional conversion of the outstanding shares of APZ Preferred Stock and (ii) 5,115,671 shares of APZ Common Stock were reserved for issuance in connection with the APZ Stock Option Plan, of which 2,957,291 shares were reserved for issuance upon the exercise of outstanding APZ Stock Options and 2,158,380 shares were reserved for issuance in connection with ungranted additional stock options. All of the issued and outstanding shares of capital stock of APZ are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Since November 30, 1994, APZ has not issued any shares of its capital stock or additional options to purchase shares of its capital stock except for the issuance of shares of APZ Common Stock (i) upon exercise of APZ Stock Options, (ii) in connection with shares issued pursuant to APZ's 1978 Plan of Reorganization, or (iii) in connection with shares issued pursuant to APZ's Employee Stock Purchase Plan. Except as set forth above or in Schedule 5.2 of the disclosure schedule previously delivered by APZ to AFC (the "APZ Disclosure Schedule"), as of the date hereof, (i) there are no shares of capital stock of APZ authorized, issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating APZ or its subsidiaries, to issue, transfer or sell, presently or in the future, any shares of the capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of APZ. Except as set forth in the APZ SEC Filings (as defined in Section 5.5 below) or
Schedule 5.2 of the APZ Disclosure Schedule, all of the outstanding shares of capital stock of each of the APZ Subsidiaries have been validly issued and are fully paid and nonassessable and are beneficially owned by either APZ or another of the APZ Subsidiaries free and clear of all liens, charges, claims or encumbrances. Except as set forth in the APZ SEC Filings or Schedule 5.2 of the APZ Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock of any of the APZ Subsidiaries or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock, or otherwise obligating any such APZ Subsidiary to issue, transfer or sell any such capital stock or other securities. There are no voting trusts or other agreements or understandings to which APZ or any of its subsidiaries is a party with respect to the voting of the capital stock of APZ or any of the APZ Subsidiaries.

     (b) New American Premier. The authorized capital stock of New American Premier consists of 750 shares of New American Premier Common Stock and 100 shares of preferred stock ("New American Premier Preferred Stock"). As of the date of this Agreement, (i) ten (10) shares of New American Premier Common Stock were issued and outstanding and owned in the manner set forth in Schedule 5.2 of the APZ Disclosure Schedule, (ii) no shares of New American Premier Preferred Stock were issued or outstanding, and (iii) no shares of New American Premier Stock were held in New American Premier's treasury. All of the issued and outstanding shares of capital stock of New American Premier and its subsidiaries are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating New American Premier or its subsidiaries, to issue, transfer or sell, presently or in the future, any shares of the capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of New American Premier or its subsidiaries.

                                                           ACQUISITION AGREEMENT

     SECTION 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of APZ and the New American Premier Entities has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of APZ and the New American Premier Entities and this Agreement has been approved by the sole shareholders of each of the New American Premier Entities. A special committee of the Board of Directors of APZ (the "Special Committee") has adopted resolutions recommending that the full Board of Directors of APZ approve this Agreement and the APZ Merger, determining that the terms of this Agreement and the APZ Merger are fair to, and in the best interest of, the shareholders of APZ Common Stock other than AFC and its subsidiaries (such shareholders of APZ Common Stock, other than AFC and its subsidiaries, hereinafter referred to as "APZ's Public Shareholders"). Except for the approval of this Agreement by the shareholders of APZ, no other corporate proceedings on the part of APZ or the New American Premier Entities are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by APZ and each of the New American Premier Entities and (assuming this Agreement is a valid and binding obligation of AFC) constitutes a valid and binding agreement of APZ and the New American Premier Entities enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) remedies of specific performance and injunctive and other forms of relief may be subject to general principles of equity and public policy and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 5.4 NO VIOLATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) constitute a breach or violation of or default under the Articles of Incorporation, By-laws or Code of Regulations of APZ or any of the New American Premier Entities or (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of APZ or any of the New American Premier Entities under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which APZ or any of the New American Premier Entities is a party or to which they or any of their properties or assets may be subject, other than, in the case of clause (ii) (a) breaches, conflicts or violations that would not have a material adverse effect on the Condition of APZ and its subsidiaries taken as a whole and (b) the agreements set forth in Schedule 5.4 of the APZ Disclosure Schedule. Other than in connection with, or in compliance with, the provisions of the PBCL, the OGCL, the Exchange Act, the Securities Act, and the HSR Act and requirements of the FCC, the NYSE, the Department of Insurance of Ohio and other insurance regulatory agencies, (i) the consummation by APZ and the New American Premier Entities of the transactions contemplated hereby will not require the consent or approval of any other party to any of the above or affect the validity or effectiveness of any of the above except for consents or approvals, the failure to obtain which would not, in the aggregate, have a material adverse effect on the Condition of APZ and its subsidiaries taken as a whole and (ii) the execution, delivery and performance by APZ and the New American Premier Entities of this Agreement and the consummation by APZ and the New American Premier Entities of the transactions contemplated hereby will not constitute a breach or violation of or default under any law, rule or regulation or any judgment, decree, order, governmental permit or license to which APZ or any of the New American Premier Entities is subject, which would have a material adverse effect on the Condition of APZ and its subsidiaries taken as a whole.

     SECTION 5.5 SEC REPORTS AND FINANCIAL STATEMENTS. APZ has previously delivered to AFC true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31,

                                                           ACQUISITION AGREEMENT

1993, as filed with the SEC, and all amendments thereto; (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, as filed with the SEC; (iii) proxy statements relating to all meetings of its shareholders (whether annual or special) held or scheduled to be held since January 1, 1994; and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the SEC since December 31, 1993 (collectively, the "APZ SEC Filings"). As of their respective dates, the APZ SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of APZ included in the APZ SEC Filings present fairly, in all material respects, the financial condition, results of operations and changes in financial position of APZ as at the dates or for the periods indicated therein in conformity with GAAP.

     SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the APZ SEC Filings or Schedule 5.6 of the APZ Disclosure Schedule, since December 31, 1993, each of APZ and the APZ Subsidiaries has conducted its businesses only in the ordinary and usual course and there has not occurred any material adverse change in the Condition of APZ and its subsidiaries taken as a whole.

     SECTION 5.7 JOINT PROXY/REGISTRATION STATEMENT. None of the information to be supplied by APZ and the New American Premier Entities for inclusion or incorporation by reference in the Joint Proxy/Registration Statement, or any amendment or supplement thereto, will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the times of the meetings of shareholders of AFC and APZ described in Sections 2.3 and 2.4, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to APZ, its officers and directors, or any of its subsidiaries or the New American Premier Entities shall occur which is required to be described in the Joint Proxy/Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC. The Registration Statement will comply (with respect to APZ and the New American Premier Entities) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                                   ARTICLE VI

                               CERTAIN COVENANTS

     SECTION 6.1 CONDUCT OF BUSINESS PENDING THE MERGERS. AFC covenants and agrees that, prior to the Effective Time, unless APZ shall otherwise agree in writing or as otherwise expressly permitted or contemplated by this Agreement:

     (a) the business of AFC and its subsidiaries shall be conducted only in the ordinary course and consistent with past practice and neither AFC nor any of its subsidiaries shall sell any material properties or assets;

     (b) except as provided in Section 6.8 hereof, AFC shall not (i) split, combine or reclassify any shares of its capital stock or (ii) declare, set aside or pay any dividend or other distribution or make any payment in cash, stock or property in respect of any shares of its capital stock other than cash dividends on the AFC Preferred Stock at presently established rates;

                                                           ACQUISITION AGREEMENT

     (c) except as provided in Section 6.8 hereof or as contemplated by the Shareholders Agreement, neither AFC nor any of its subsidiaries shall (i) amend its Articles of Incorporation, By-laws, Code of Regulations or other charter documents, (ii) issue or sell any shares of, or rights of any kind to acquire any shares of or to receive any payment based on the value of, its capital stock or any securities convertible into shares of any such capital stock (including, without limitation, any further stock options or stock appreciation rights), except upon the exercise of presently outstanding options or rights to acquire shares of AFC Common Stock, in each case in accordance with their present terms, or (iii) acquire, directly or indirectly, by redemption or otherwise, any shares of its capital stock;

     (d) each of AFC and its subsidiaries shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers and key employees, and to preserve the goodwill of those having business relationships with it;

     (e) neither AFC nor any of its subsidiaries shall agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (d).

     SECTION 6.2 REASONABLE EFFORTS. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all appropriate regulatory agencies or authorities and the making of all necessary registrations and filings, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 6.3 ACCESS AND INFORMATION. Each party hereto shall (and shall cause each of its subsidiaries to) afford to each other party hereto and such party's accountants, counsel and other representatives full access during normal business hours through the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, such party shall furnish promptly to each other party (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirement of federal or state securities laws or state insurance laws and (ii) all other information concerning its business, properties and personnel as each other party may reasonably request; provided, however, that no investigation pursuant to this
Section 6.3 shall affect any representations or warranties or the conditions to the obligations of the parties to consummate the Mergers.

     SECTION 6.4 NOTICE OF ACTIONS AND PROCEEDINGS. AFC shall promptly notify APZ, and APZ shall promptly notify AFC, of any actions, suits, claims, investigations, or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting AFC or APZ, as the case may be, which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to Section 3.11 hereof or which relate to the consummation of the Mergers.

     SECTION 6.5 NOTIFICATION OF CERTAIN OTHER MATTERS.

     (a) AFC shall promptly notify APZ of:

          (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by AFC, any of its subsidiaries, any AFC Affiliate or any subsidiary of a AFC Affiliate subsequent to the date of this Agreement and prior to the Effective Time, under any material agreement to which AFC, any of its subsidiaries, any AFC Affiliate or any subsidiary of a AFC Affiliate is a party or to which any such entity or any of its respective properties or assets may be subject or bound;

                                                           ACQUISITION AGREEMENT

          (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

          (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated hereby; and

          (iv) any material adverse change in the Condition of AFC and its subsidiaries taken as a whole or the occurrence of an event or development which, so far as reasonably can be foreseen at the time of its occurrence, could result in any such change.

     (b) APZ shall promptly notify AFC of:

          (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated hereby; and

          (iii) any material adverse change in the Condition of APZ and its subsidiaries taken as a whole or the occurrence of an event or development which, so far as reasonably can be seen at the time of its occurrence, could result in any such change.

     SECTION 6.6 SUPPLEMENTAL DISCLOSURE. Each party shall have the continuing right and obligation promptly to supplement or amend its disclosure schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in its disclosure schedule; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by the other party.

     SECTION 6.7 REGISTRATION, LISTING AND ISSUANCE OF NEW AMERICAN PREMIER STOCK. APZ shall use its best efforts to (a) cause the registration of the issuance of the New American Premier Common Stock to be issued pursuant to this Agreement under the applicable provisions of the Securities Act and the Exchange Act and (b) cause the New American Premier Common Stock to be issued pursuant to this Agreement to be listed for trading on the NYSE. APZ covenants that the New American Premier Stock issuable pursuant to this Agreement will be duly and validly authorized and will, upon issuance, be validly issued, fully paid and nonassessable.

     SECTION 6.8 AMENDMENT TO AFC'S ARTICLES OF INCORPORATION. Prior to the Effective Time, AFC shall cause its Articles of Incorporation to be amended so as to provide (a) that holders of Series F and Series G AFC Preferred Stock shall be entitled, effective one day prior to the Effective Time, to one vote per share, voting with the holders of AFC Common Stock as a single class, on all matters presented to the shareholders of AFC for their vote, consent or waiver, including the election of directors, (b) for the authorization of a total of 53,000,000 shares of AFC Common Stock and a new series of non-voting AFC Preferred Stock as may be required to be issued pursuant to the Shareholders Agreement, (c) that Section 1701.831 of the OGCL shall not apply to control share acquisitions of shares of AFC and (d) that shareholders of AFC shall not have the right to vote cumulatively in the election of directors.

     SECTION 6.9 SURVIVAL OF INDEMNIFICATION. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors or officers of APZ, AFC and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation, By-laws, Code of Regulations or other charter documents, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                                                           ACQUISITION AGREEMENT

     SECTION 6.10 NO DECONSOLIDATION. New American Premier covenants that it will not engage voluntarily in any transaction or other action for a period of two years after the Effective Time that would (i) result in the termination of AFC's federal consolidated tax group which existed prior to the Mergers, (ii) involve the stock, or, other than in the ordinary course of business, the assets (other than the stock of New American Premier), of AFC or any member of AFC's federal consolidated tax group, or (iii) involve the stock of any AFC Affiliate, or any subsidiary of AFC that is not a member of AFC's federal consolidated tax group, and would result, or reasonably could be expected to result, when combined with any other similar transactions that have been demonstrated to the satisfaction of the Special Committee (or qualifying successor directors described below) to be reasonably likely to occur, in a net tax cash cost of more than $25,000,000, without the approval of the directors comprising the Special Committee or any successor directors who would be permitted to serve on an Audit Committee of New American Premier in accordance with the rules promulgated under The New York Stock Exchange Listed Company Manual.

     SECTION 6.11 AMENDMENT TO NEW AMERICAN PREMIER'S ARTICLES OF
INCORPORATION. Immediately prior to the Effective Time, New American Premier shall cause its Articles of Incorporation to be amended to provide for the authorization of a total of (i) 200,000,000 shares of New American Premier Common Stock and (ii) 25,000,000 shares of New American Premier Preferred Stock, with terms substantially identical in all material respects with the existing capital structure of APZ.

                                  ARTICLE VII

                                   CONDITIONS

     SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the Mergers shall have been approved and adopted by the requisite vote of the shareholders of AFC and APZ;

          (b) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect which would prevent the consummation of the Mergers or the other transactions contemplated hereby;

          (c) all waiting periods applicable to the consummation of the Mergers under the HSR Act shall have expired;

          (d) the Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance of the New American Premier Stock shall have been received;

          (e) the New American Premier Common Stock required to be issued hereunder shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (f) all actions, nonactions, consents, approvals and waivers from third parties (including, without limitation, the FCC, the NYSE, banking regulatory authorities, the Department of Insurance of Ohio or any other insurance regulatory agencies) necessary or appropriate to consummate the transactions contemplated by this Agreement shall have been obtained without imposing any conditions that would have a material adverse effect on the Condition of (i) AFC and its subsidiaries taken as a whole or (ii) APZ and its subsidiaries taken as a whole, except to the extent that, if not obtained, would not result in any such material adverse effect;

                                                           ACQUISITION AGREEMENT

          (g) the Special Committee shall have received from Furman Selz Incorporated an opinion, dated the date of the mailing of the Proxy Statement and re-dated as of the Effective Time, in customary form, to the effect that the consideration for the Mergers is fair to APZ's Public Shareholders from a financial point of view;

          (h) the parties shall have received a favorable response to the tax ruling sought pursuant to Section 2.9 hereof by June 30, 1995 or, in lieu thereof, to the extent applicable, the exchange of shares of AFC Common Stock for AFC Preferred Stock shall have taken place in accordance with the terms and provisions of the Shareholders Agreement;

          (i) counsel to APZ shall have delivered to APZ an opinion (dated the date of the Effective Time and based on facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time), substantially to the effect that:
     (i) no gain or loss will be recognized by APZ, APZ Sub or New American Premier as a result of the APZ Merger; (ii) no gain or loss will be recognized by an APZ shareholder who receives shares of New American Premier Stock pursuant to the APZ Merger; (iii) the tax basis of the shares of New American Premier Stock owned by a former shareholder of APZ will be the same as the tax basis of the shares of APZ Common Stock and APZ Preferred Stock formerly owned by such shareholder; and (iv) the holding period of the shares of New American Premier Stock received as a result of the APZ Merger will include the period during which the shares formerly representing APZ Common Stock and APZ Preferred Stock were held, provided such shares of APZ Common Stock and APZ Preferred Stock were held as capital assets immediately prior to the Effective Time (in rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of APZ);

          (j) counsel to AFC shall have delivered to AFC an opinion (dated the date of the Effective Time and based on facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time), substantially to the effect that:
     (i) no gain or loss will be recognized by AFC, AFC Sub or New American Premier as a result of the AFC Merger; (ii) no gain or loss will be recognized by an AFC shareholder who receives solely shares of New American Premier Stock pursuant to the AFC Merger; (iii) an AFC shareholder who receives cash in lieu of a fractional share of New American Premier Stock pursuant to the AFC Merger will recognize gain to the extent of cash received; (iv) the tax basis of the shares of New American Premier Stock owned by a former shareholder of AFC will be the same as the tax basis of the AFC Common Stock formerly owned by such shareholder minus the cash received, if any, plus gain recognized on receipt of such cash, if any; and
     (v) the holding period of the shares of New American Premier Stock received as a result of the AFC Merger will include the period during which the shares formerly representing AFC Common Stock were held, provided such shares of AFC Common Stock were held as capital assets immediately prior to the Effective Time (in rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of AFC); and

          (k) a Certificate of Amendment in form and substance reasonably acceptable to APZ and AFC shall have been filed with the Secretary of State amending New American Premier's Articles of Incorporation in the manner contemplated by Section 6.11 hereof.

     SECTION 7.2 CONDITIONS TO OBLIGATION OF AFC TO EFFECT THE MERGERS. Unless waived by AFC in the manner provided in Section 9.6 hereof, the obligation of AFC to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) New American Premier and APZ shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time and the representations and warranties of New American Premier and APZ contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement, and AFC shall have received

                                                           ACQUISITION AGREEMENT
     a Certificate of the Chairman of the Board, the President or a Vice President of APZ as to the satisfaction of this condition.; and

          (b) AFC shall have received an opinion of counsel to APZ reasonably satisfactory to AFC, dated as of the Effective Time and in form and substance reasonably satisfactory to AFC, substantially to the effect that:

             (1) Each of APZ and the New American Premier Entities has been duly organized, and is subsisting and in good standing, as a corporation under the laws of its respective jurisdiction of incorporation.

             (2) Each of APZ and the New American Premier Entities has the corporate power and corporate authority to enter into this Agreement and consummate the transactions provided for herein. The execution and delivery of this Agreement by APZ and the New American Premier Entities, and the consummation by APZ and the New American Premier Entities of the transactions provided for herein, have been duly authorized by requisite corporate action on the part of APZ and the New American Premier Entities. This Agreement has been executed and delivered by APZ and the New American Premier Entities and (assuming this Agreement is a valid and binding obligation of AFC) is a valid and binding obligation of APZ and the New American Premier Entities enforceable against each of them in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) that remedies of specific performance and injunctive and other forms of relief may be subject to general principles of equity and public policy and to the discretion of the court before which any proceeding therefor may be brought.

             (3) The execution, delivery and performance by APZ of this Agreement will not (A) conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of APZ, (B), except as set forth in the APZ SEC Filings, result in, constitute a violation of or a default under, or cause the creation of any security interest or lien upon any of the properties or assets of APZ pursuant to, or cause the acceleration of the maturity of any debt or obligation of APZ pursuant to, any agreement, instrument, order, judgment or decree to which APZ is subject and of which such counsel is specifically aware and which APZ has advised such counsel in connection with this transaction is material to the Condition of APZ or (C) insofar as is actually known to such counsel, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which APZ is subject which would have a material adverse effect on the Condition of APZ and its subsidiaries taken as a whole.

             (4) No facts have come to the attention of such counsel which would lead such counsel to believe that (except for information relating to tax or accounting matters and except for the financial statements and other financial or statistical information contained therein or the information concerning AFC, its subsidiaries and the AFC Affiliates, as to which such counsel expresses no opinion), at the respective times the Joint Proxy/Registration Statement or any amendments or supplements thereto were declared effective by the SEC or mailed to the respective shareholders of AFC and APZ, or at the times of the meetings of AFC's and APZ's shareholders referred to in Sections 2.3 and 2.4 hereof, the Joint Proxy/Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     As to any matter contained in such opinion which involves the laws of any jurisdiction other than the federal laws of the United States or the laws of a state in which such counsel is licensed, such counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions. Any

                                                           ACQUISITION AGREEMENT
opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel, which shall state that AFC's and such counsel's reliance thereon is justified. Such opinion may include qualifications similar to those set forth in Article V hereof and may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of APZ and its subsidiaries and by public officials.

     SECTION 7.3 CONDITIONS TO OBLIGATIONS OF APZ AND NEW AMERICAN PREMIER TO EFFECT THE MERGERS. Unless waived by APZ in the manner provided in Section 9.6 hereof, the obligations of APZ to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) AFC shall have performed or complied in all material respects with all obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time and the representations and warranties of AFC contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement, and APZ shall have received a Certificate of the Chairman of the Board or the President of AFC as to the satisfaction of this condition;

          (b) a Certificate of an Amendment to AFC's Articles of Incorporation shall have been filed with the Secretary of State of Ohio amending AFC's Articles of Incorporation in the manner contemplated by Section 6.8 hereof;

          (c) the AFC Stock Options shall have been exercised with the exercise price fully paid therefor in cash, or otherwise cancelled, and the Put shall have been terminated, as provided for in Section 2.1 hereof; and

          (d) APZ shall have received an opinion of counsel to AFC reasonably satisfactory to APZ, dated as of the Effective Time and in form and substance reasonably satisfactory to APZ, substantially to the effect that:

             (1) Each of AFC, its material subsidiaries and the AFC Affiliates has been duly organized, and is subsisting and in good standing, as a corporation or other limited liability entity under the laws of its respective jurisdiction of incorporation or other organization.

             (2) AFC has the corporate power and corporate authority to enter into this Agreement and consummate the transactions provided for herein. The execution and delivery of this Agreement by AFC, and the consummation by AFC of the transactions provided for herein, have been duly authorized by requisite corporate action on the part of AFC. This Agreement has been executed and delivered by AFC and (assuming this Agreement is a valid and binding obligation of APZ and the New American Premier Entities) is a valid and binding obligation of AFC enforceable against AFC in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) that remedies of specific performance and injunctive and other forms of relief may be subject to general principles of equity and public policy and to the discretion of the court before which any proceeding therefor may be brought.

             (3) The execution, delivery and performance by AFC of this Agreement will not (A) conflict with or result in a breach of any provision of the Articles of Incorporation or Code of Regulations of AFC or any of the charter documents of its subsidiaries, (B), except as provided in Section 3.4 hereof, result in, constitute a violation of or a default under, or cause the creation of any security interest or lien upon any of the properties or assets of AFC or any of its subsidiaries pursuant to, or cause the acceleration of the maturity of any debt or obligation of AFC or any of its subsidiaries pursuant to, any agreement, instrument, order, judgment or decree to which AFC or any of its subsidiaries is subject and of which such counsel is specifically aware and which AFC has advised such

                                                           ACQUISITION AGREEMENT
        counsel in connection with this transaction is material to the Condition of AFC and its subsidiaries taken as a whole or (C) insofar as is actually known to such counsel, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which AFC or any of its subsidiaries is subject which would have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole.

             (4) To the best knowledge of such counsel, neither the execution and delivery by AFC of this Agreement nor the consummation by AFC of the transactions contemplated hereby, nor compliance by AFC with any of the provisions hereof will require, except for the applicable requirements of the HSR Act, the Securities Act, the Exchange Act, the FCC, the NYSE, the Department of Insurance of Ohio and other insurance regulatory agencies and the filing of appropriate documents to effect the Mergers as required by the Commonwealth of Pennsylvania and the State of Ohio, any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority except for consents or approvals, the failure to obtain which would not, in the aggregate, have a material adverse effect on the Condition of AFC and its subsidiaries taken as a whole. To the best knowledge of such counsel, except with respect to the HSR Act, the Securities Act, the Exchange Act and requirements of the FCC, the NYSE, the Department of Insurance of Ohio and other insurance regulatory agencies, no consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority is necessary in connection with the execution, delivery and performance of this Agreement or to enable AFC and its subsidiaries to continue to conduct their entire business, properties and operations after the Effective Time in a manner which is consistent with that in which they are presently conducted.

             (5) No facts have come to the attention of such counsel which would lead such counsel to believe that (except for information relating to tax or accounting matters and except for the financial statements and other financial or statistical information contained therein or the information concerning APZ and its subsidiaries, as to which such counsel expresses no opinion), at the respective times the Joint Proxy/Registration Statement or any amendments or supplements thereto were filed declared effective by the SEC or mailed to the respective shareholders of AFC and APZ, or at the times of the meetings of AFC's and APZ's shareholders referred to in Sections 2.3 and 2.4 hereof, the Joint Proxy/Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     As to any matter contained in such opinion which involves the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of Ohio, such counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel, which shall state that APZ's and such counsel's reliance thereon is justified. Such opinion may include qualifications similar to those set forth in Article III hereof and may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of AFC and its subsidiaries and by public officials.

                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8.1 TERMINATION. This Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time, whether before or after approval of the Mergers by the respective shareholders of AFC and APZ:

                                                           ACQUISITION AGREEMENT

          (a) by mutual consent of the Boards of Directors of APZ and AFC;

          (b) by either APZ or AFC if the Mergers shall not have been consummated on or before June 30, 1995; provided that no party in breach of its obligations hereunder shall have the right unilaterally to terminate this Agreement;

          (c) by APZ if there shall have occurred any events, changes or developments which, individually or in the aggregate, have affected or may affect materially and adversely the Condition of AFC and its subsidiaries taken as a whole, provided, however, for the purposes of this clause (c), a material and adverse effect on the Condition of AFC shall not be deemed to occur solely as a result of market fluctuations in the trading value of common stock of any AFC Affiliate or APZ;

          (d) by AFC if there shall have occurred any events, changes or developments which, individually or in the aggregate, have affected or may affect materially and adversely the Condition of APZ and its subsidiaries taken as a whole, provided, however, for the purposes of this clause (d), a material adverse effect on the Condition of APZ shall not be deemed to occur solely as a result of market fluctuations in the trading value of APZ Common Stock; or

          (e) by APZ if the Special Committee determines, after consultation with legal counsel, that as a result of an event or condition not directly caused by APZ, pursuant to its fiduciary duties in accordance with applicable law, this Agreement should be terminated.

     SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either APZ or AFC, as provided above, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto against any other party hereto, or their respective directors, officers, shareholders or agents, except as provided in Section 9.3 hereof and except that any such termination shall be without prejudice to the rights of any party hereto arising out of the inaccuracy of any representation or warranty or breach by any other party of any covenant or agreement contained in this Agreement. Notwithstanding the foregoing, (i) AFC shall not assert any claim or action against APZ (or any of its directors, officers, shareholders or agents) or against any third party, including any action based on tort or other extra-contractual theories of law or equity, that arises from or is based upon any act that interferes or allegedly interferes with this Agreement or that results in the termination of this Agreement pursuant to Section 8.1(e) hereof and (ii) it is further understood that any supplemental or amended disclosure made pursuant to Section 6.6 hereof with respect to a matter that did not exist as of the date hereof and arises hereafter or, to the extent a representation or warranty is based on a party's knowledge, becomes known for the first time after the date hereof, shall be deemed a closing condition only and shall not be a basis for a claim or action that the representations and warranties made herein are inaccurate.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the Effective Time.

     SECTION 9.2 CLOSING. The closing of the Mergers (the "Closing") shall take place at the offices of Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202 (or at such other place as the parties shall agree) as promptly as practicable after the later of (i) the meetings of shareholders of AFC and APZ referred to in Sections 2.3 and 2.4 hereof and (ii) satisfaction or waiver of all other conditions.

     SECTION 9.3 FEES AND EXPENSES. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except that the expenses incurred in

                                                           ACQUISITION AGREEMENT
connection with the printing of the Joint Proxy/Registration Statement shall be borne equally by APZ and AFC.

     SECTION 9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, transmitted by telegram, telex or telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

     (a) If to APZ or any New American Premier Entity, to:

               American Premier Underwriters, Inc.
               1400 Provident Tower
               One East Fourth Street
               Cincinnati, Ohio 45202
               Attention: Robert Olson, Esq.

        with copies to:

               Alfred W. Martinelli
               Chairman of the Special Committee
               c/o American Premier Underwriters, Inc.
               1400 Provident Tower
               One East Fourth Street
               Cincinnati, Ohio 45202

                    and

               Taft, Stettinius & Hollister
               1800 Star Bank Center
               425 Walnut Street
               Cincinnati, OH 45202
               Attention: Timothy E. Hoberg, Esq.

     (b) If to AFC, to:

               American Financial Corporation
               919 Provident Tower
               One East Fourth Street
               Cincinnati, OH 45202
               Attention: James E. Evans, Esq.

        with copy to:

               Keating, Muething & Klekamp
               1800 Provident Tower
               One East Fourth Street
               Cincinnati, OH 45202
               Attention: Gary P. Kreider, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     SECTION 9.5 AMENDMENTS. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after the approval of this Agreement by the respective shareholders of AFC and APZ, but after such approval, there shall be no amendment or modification that by law requires the approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

                                                           ACQUISITION AGREEMENT

     SECTION 9.6 WAIVER. At any time prior to the Effective Time, the parties hereto by action taken by their respective Boards of Directors may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein to the extent permitted by law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 9.7 BROKERS. AFC represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of AFC. APZ and New American Premier represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of APZ or New American Premier, except for their financial advisor, Furman Selz Incorporated.

     SECTION 9.8 PUBLICITY. So long as this Agreement is in effect, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Mergers or this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed where such release or announcement is required by applicable law.

     SECTION 9.9 SUBSIDIARIES. When a reference is made in this Agreement to any subsidiary of APZ, New American Premier, AFC or any AFC Affiliate, the word "subsidiary" means another entity, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by APZ, New American Premier, AFC or such AFC Affiliate, as the case may be, provided that the word subsidiary shall not be deemed to include any employee benefit plan for the employees of AFC. For the purposes of this Agreement, AFEI shall be deemed both an AFC Affiliate and a subsidiary of AFC.

     SECTION 9.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 NONASSIGNABILITY. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.12 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement, except for Sections 1.4, 1.5, and 6.9

     SECTION 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same agreement.

     SECTION 9.14 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without regard to its conflicts of law rules, except to the extent the provisions of this Agreement are expressly governed by or derive their authority from the PBCL.

     SECTION 9.15 REMEDIES FOR BREACH; SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party or parties would be irreparably damaged in the event any covenant or agreement contained in this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties shall be entitled, without bond or other security, to an injunction or injunctions to enforce specifically this Agreement and the covenants and

                                                           ACQUISITION AGREEMENT
agreements contained herein in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including money damages, for breach hereof as a result of such holding or order.

     SECTION 9.16 APPROVAL BY SPECIAL COMMITTEE. The approval of the Special Committee shall be required for (i) any amendment or termination of this Agreement by APZ, (ii) the waiver of any of APZ's rights or remedies under this Agreement or (iii) the extension for the time of performance of AFC's obligations under this Agreement.

     SECTION 9.17 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.

                                                           ACQUISITION AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of New American Premier, APZ, APZ Sub, AFC and AFC Sub on the date first above written.

                                            AMERICAN PREMIER GROUP, INC.


                                            By:  /s/ Robert W. Olson
                                                -------------------------
                                                     Robert W. Olson
                                                     Senior Vice President

ATTEST:

By:    /s/ Pamela S. Meyers
      -----------------------
         Pamela S. Meyers
         Assistant Secretary

                                            AMERICAN PREMIER UNDERWRITERS, INC.

                                            By:   /s/ Alfred W. Martinelli
                                                 ---------------------------
                                                      Alfred W. Martinelli
                                                      Chairman of the Special
                                                      Committee of the Board
                                                      of Directors
ATTEST:

By:    /s/ Pamela S. Meyers
      -----------------------
           Pamela S. Meyers
           Assistant Secretary

                                            AMERICAN PREMIER SUB, INC.

                                            By:  /s/ Robert W. Olson
                                                -----------------------
                                                     Robert W. Olson
                                                     Vice President

ATTEST:

By:   /s/ Pamela S. Meyers
     -----------------------
          Pamela S. Meyers
          Secretary

                                            AMERICAN FINANCIAL CORPORATION

                                            By:    /s/ Ronald F. Walker
                                                  ------------------------
                                                       Ronald F. Walker
                                                       President

ATTEST:

By:   /s/ James C. Kennedy
     ------------------------
          James C. Kennedy
          Secretary

                                            AFC SUB, INC.

                                            By:    /s/ Ronald F. Walker
                                                 -------------------------
                                                       Ronald F. Walker
                                                       President

ATTEST:

By:    /s/ James C. Kennedy
     ------------------------
           James C. Kennedy
           Secretary

                                                           ACQUISITION AGREEMENT

                                   EXHIBIT A

                             SHAREHOLDERS AGREEMENT

     Agreement (this "Agreement") entered into as of December   , 1994 by and
among the undersigned shareholders (each a "Shareholder" and, collectively, the "Shareholders"), American Financial Corporation ("AFC"), American Premier Underwriters, Inc. ("APZ") and American Premier Group, Inc. ("New American Premier").

     WHEREAS, the Shareholders own all of the issued and outstanding common stock of AFC ("AFC Common Stock") and all the outstanding AFC Stock Options;

     WHEREAS, pursuant to an Agreement and Plan of Acquisition and Reorganization (the "Acquisition Agreement") of even date herewith, subject to the conditions set forth therein, the parties thereto have agreed to effect the Mergers, as more specifically set forth in the Acquisition Agreement;

     WHEREAS, as a result of the transactions contemplated by the Acquisition Agreement, the Shareholders will receive shares of New American Premier Common Stock in exchange for their shares of AFC Common Stock; and

     WHEREAS, as a condition to entering into the Acquisition Agreement, APZ and New American Premier have required the Shareholders and AFC to make certain agreements and covenants as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Defined Terms. Except as otherwise defined in this Agreement, defined terms shall have respective meanings ascribed to them in the Acquisition Agreement.

     2. Ownership of AFC Common Stock. The Shareholders represent that Schedule 1 attached hereto is a true, accurate and complete list of the shareholders of AFC Common Stock and holders of AFC Stock Options and each Shareholder's respective ownership interest thereof.

     3. Approval of AFC Merger and Related Transactions. Each Shareholder covenants that, unless the Acquisition Agreement is terminated in accordance with the provisions of Article VIII thereof, such Shareholder shall vote all of his/her/its shares of AFC Common Stock in favor of (a) the AFC Merger at the meeting of the Shareholders contemplated by Section 2.3 of the Acquisition Agreement and thereby waive any dissenters rights which such Shareholder may otherwise be entitled to assert pursuant to Section 1701.85 of the Ohio General Corporation Law and (b) amending AFC's Articles of Incorporation in the manner contemplated by Section 6.8 of the Acquisition Agreement.

     4. Treatment of AFC Stock Options and the Put. The Shareholders and AFC hereby amend that certain agreement dated April 15, 1983 between AFC with certain members of the Lindner family to provide that (a) the outstanding options (the "AFC Stock Options") relating to the right to purchase 762,500 shares of AFC Common Stock shall be fully vested and immediately exercised for the then applicable exercise price and, if such AFC Stock Options are not so exercised with the exercise price fully paid in cash by the Effective Time, such AFC Stock Options shall be deemed cancelled and (b) the right to put shares of AFC Common Stock to AFC, as more particularly described in such agreement, shall be deemed terminated as of immediately prior to the Effective Time.

     5. Exchange of AFC Common Stock for AFC Preferred Stock. If AFC and APZ have either (a) received an unfavorable response to the request for the tax ruling sought pursuant to Section 2.9 of the Acquisition Agreement or (b) not received a favorable response to such tax ruling

                                                           ACQUISITION AGREEMENT
request by June 30, 1995 and AFC has received notice from APZ that all other conditions to effect the Mergers have been satisfied, and if the value of the shares of New American Premier Stock that are held by certain former APZ shareholders ("Certain APZ Shareholders" as defined in paragraph 6 below) immediately after the Mergers would (absent the exchange of shares described below) not exceed fifty percent (50%) of the total value of New American Premier Stock issued and outstanding immediately after the Merger, then the Shareholders and AFC shall promptly (i) exchange an aggregate number of shares of AFC Common Stock then held by the Shareholders in exchange for an aggregate number of validly issued and non assessable shares of non-voting AFC Preferred Stock of a newly authorized series (as more particularly described below) so that, immediately after the Mergers, the aggregate value of New American Premier Stock owned by Certain APZ Shareholders shall exceed fifty percent (50%) of the total value of New American Premier Stock issued and outstanding immediately after the Mergers or (ii) take such action or actions as AFC and APZ mutually agree shall result in the Mergers constituting a reverse acquisition with respect to APZ for federal consolidated tax return purposes, provided that if no such mutual agreement is made within fourteen (14) days of the date on which the exchange hereunder would occur then such exchange shall be carried out as provided in (i) above. The aggregate liquidation value of the shares of AFC Preferred Stock received in such exchange by the Shareholders (determined as of the day immediately prior to the Effective Time) shall equal the value of the additional shares of New American Premier Common Stock that the Shareholders would have received as a result of the New American Premier Merger but for the aforementioned exchange. For the purposes of calculating such value, (i) each such share of New American Premier Common Stock shall be deemed to have a value equal to the average of the last reported sales prices, regular way, per share of APZ Common Stock on the New York Stock Exchange Composite Tape on the ten consecutive trading days ending with the trading day immediately prior to the Effective Time and (ii) each share of New American Premier Preferred Stock shall be deemed to have a value equal to the greater of (x) $44.08 or (y) the value (calculated as set forth above) of that number of shares of New American Premier Common Stock into which it is convertible. Each share of such AFC Preferred Stock shall, when issued, have an annual dividend rate equal to the average yield per share on Series F of AFC Preferred Stock for the ten consecutive trading days for such Series F of AFC Preferred Stock ending with the last trading day occurring immediately prior to the Effective Time. If the Shareholders cannot agree as to how the exchange of such shares shall be apportioned among the Shareholders, then AFC Common Stock shall be exchanged for AFC Preferred Stock on a basis pro-rata to each Shareholder's respective ownership interest in AFC Common Stock as shown on Schedule 1.

     6. Certain APZ Shareholders. For purposes of this Shareholders Agreement, shares owned by Certain APZ Shareholders includes only shares held by APZ shareholders other than such shares held by AFC and its subsidiaries but shall include shares owned by the AFC ESORP.

     7. Successors and Assigns. This Agreement shall be binding on the parties hereto and upon their heirs, executors, administrators, successors and assigns.

     8. Amendment. No cancellation, amendment, change or addition to this Agreement shall be effective unless in writing and signed by each of the parties hereto.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same agreement.

                                                           ACQUISITION AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                          American Financial Corporation

                                          By: ________________________________



                                          American Premier Underwriters, Inc.

                                          By: ________________________________



                                          American Premier Group, Inc.

                                          By: ________________________________


                    [Signature lines for each Shareholder.]

                                                           ACQUISITION AGREEMENT

                                   SCHEDULE 1

        NAME OF SHAREHOLDER                       SHARES OWNED OF AFC COMMON STOCK
- -----------------------------------   --------------------------------------------------------


                                                           ACQUISITION AGREEMENT